EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Management Committee of
Great Lakes Energy Partners L.L.C.

We consent to the inclusion in this Current Report on Form 8-K/A of Range Resources Corporation and to the incorporation by reference into the Registration Statements on Form S-3 (Registration No. 333-116326), on Form S-3/A (No. 333-76837), on Forms S-4/A, (No. 333-78231 and 333-108516), on Form S-4 (No. 333-117834) and on Forms S-8 (No. 333-90760, 333-63764, 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821, 333-10719 and 333-105895) of our report dated September 17, 2002, relating to the consolidated statements of income, member’s equity, accumulated other comprehensive income (loss) and comprehensive income (loss) and cash flows of Great Lakes Energy Partners L.L.C. (the “Company”) for the year ended December 31, 2001. Our report dated September 17, 2002 refers to a change in the Company’s method of accounting for derivative financial instruments and hedging activities in 2001.

/s/ KPMG LLP

Dallas, Texas
August 17, 2004